As filed with the Securities and Exchange Commission on February 3, 2006

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

Partners Trust Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

75-2993918

(IRS employer identification number)

233 Genesee Street

Utica, New York 13501

(315) 768-3000

(Address of Principal Executive Offices)

________________________

Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan

(Full Title of the Plan)

_____________________

J. Daniel Mohr

Senior Vice President and Chief Financial Officer

Partners Trust Financial Group, Inc.

233 Genesee Street

Utica, New York 13501

(315) 768-3000

(Name, address and telephone number of Agent for Service)

Copy to:

Stuart G. Stein, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-8575

_______________________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.0001 per share	2,082,500	$ 11.73	$24,427,725	$2,614

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended based on the average of the high and low price on February 1, 2006.

EXPLANATORY NOTE

On July 28, 2004, Partners Trust Financial Group, Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 333-117723) (the "Initial Registration Statement") which registered 1,746,722 shares of the Company's common stock, par value $.0001 per share (the "Common Stock") reserved for issuance under the Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (the "Plan").

At the Company's Annual Meeting of Stockholders on April 27, 2005, the Company's stockholders approved and adopted an amendment to the Plan to increase the number of shares of Common Stock authorized under the Plan by 2,082,500 shares (the "Additional Shares"). This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register the Additional Shares. In accordance with General Instruction E of Form S-8, the contents of the Initial Registation Statement are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
Exhibit No.	Exhibit
4.1

Specimen common stock certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-113119) filed with the SEC on February 27, 2004 and incorporated herein by reference).

5.1	Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.
10.1	Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (filed as Exhibit B to the definitive proxy statement filed with the SEC on March 15, 2005 and incorporated by reference herein)
10.2

Amendment to Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (filed as Exhibit A to the definitive proxy statement filed with the SEC on March 15, 2005 and incorporated by reference herein)

23.1	Consent of KPMG LLP.
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

SIGNATURES

Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utica, state of New York, on February 3, 2006.

PARTNERS TRUST FINANCIAL GROUP, INC.

By: /s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints John A. Zawadzki or J. Daniel Mohr, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power or substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney is valid as of its execution, until its withdrawal.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below, on this 3rd day of February, 2006.

Signature Title

/s/ John A. Zawadzki President and Chief Executive Officer and Director

John A. Zawadzki (Principal Executive Officer)

/s/ J. Daniel Mohr Senior Vice President and Chief Financial Officer

J. Daniel Mohr (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert W. Allen Director

Robert W. Allen

/s/ William C. Craine Director

William C. Craine

/s/ Elizabeth B. Dugan Director

Elizabeth B. Dugan

/s/ Richard R. Griffith Director

Richard R. Griffith

/s/ Gordon M. Hayes, Jr. Director

Gordon M. Hayes, Jr.

/s/ Nicholas O. Matt Director

Nicholas O. Matt

/s/ Dr. Marybeth K. McCall Director

Dr. Marybeth K. McCall

/s/ David A. Niermeyer Director

David A. Niermeyer

/s/ William L. Schrauth Director

William L. Schrauth

/s/ Dwight E. Vicks, Jr. Director

Dwight E. Vicks, Jr.

/s/ John R. Zapisek Director

John R. Zapisek

Exhibit Index
Exhibit No.	Exhibit
4.1

Specimen common stock certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-113119) filed with the SEC on February 27, 2004 and incorporated herein by reference).

5.1	Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.
10.1	Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (filed as Exhibit B to the definitive proxy statement filed with the SEC on March 15, 2005 and incorporated by reference herein)
10.2

Amendment to Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (filed as Exhibit A to the definitive proxy statement filed with the SEC on March 15, 2005 and incorporated by reference herein)

23.1	Consent of KPMG LLP.
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).